Exhibit 4.2

Execution Copy

$200,000,000

SEACOR Holdings Inc.

2.875% Convertible Senior Debentures due December 15, 2024

REGISTRATION RIGHTS AGREEMENT

December 17, 2004

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, New York 10010-3629

Ladies and Gentlemen:

SEACOR Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Credit Suisse First Boston LLC (the “Initial Purchaser”), upon the terms set forth in a purchase agreement of even date herewith (the “Purchase Agreement”), $200,000,000 aggregate principal amount (plus up to an additional $50,000,000 principal amount pursuant to an option granted thereunder) of its 2.875% Convertible Senior Debentures due December 15, 2024 (the “Debentures”).  The Debentures will be convertible into shares of Underlying Common Stock, par value $0.01 per share, of the Company (the “Underlying Common Stock”) at the conversion price set forth in the Offering Circular dated December 8, 2004.  The Debentures will be issued pursuant to an Indenture, dated as of December 17, 2004 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company agrees with the Initial Purchaser, for the benefit of (i) the Initial Purchaser and (ii) the holders of the Debentures and the Underlying Common Stock issuable upon conversion of the Debentures (collectively, the “Securities”) from time to time until such time as such Securities have been sold pursuant to a Shelf Registration Statement (as defined below) (each of the forgoing a “Holder” and collectively the “Holders”), as follows:

1.                                       Shelf Registration.  (a)  The Company shall, at its cost, prepare and, as promptly as practicable (but in no event more than 100 days after so required or requested pursuant to this Section 1) file with the Securities and Exchange Commission (the “Commission”) and thereafter use its reasonable best efforts to cause to be declared effective as soon as practicable, but not later than 180 days after the first date of original issuance of the Debentures, a registration statement on Form S-3 (the “Shelf Registration Statement” relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 5 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than the Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b)                                 The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the “Prospectus”) to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144(k) under the Securities Act, or any successor rule thereof), assuming for this purpose that the Holders thereof are not affiliates of the Company (in any such case, such period being called the “Shelf Registration Period”).  The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by Section 2(b)(v) below, and the Company thereafter complies with the requirements of Section 2(h).

(c)                                  Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading.

2.                                       Registration Procedures.  In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

(a)                                  The Company shall (i) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering of the Debentures) is participating in the Shelf Registration Statement, shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose, and (ii) include the names of and other information that is required to be disclosed with respect to the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders and who have timely delivered to the Company the information required by Section 2(l) hereof.

(b)                                 The Company shall give written notice to the Initial Purchaser and to the Trustee for the benefit of the Holders of the Securities (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

(i)                                     when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv)                              of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)                                 of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

(c)                                  The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(d)                                 The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference in the Shelf Registration Statement).

(e)                                  The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request.  The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any supplement thereto, included in the Shelf Registration Statement.

(f)                                    Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and one counsel designated by them in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(g)                                 The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

(h)                                 Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall, as soon as practicable, prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Initial Purchaser and the Holders in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Initial Purchaser and the Holders shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchaser and the Holders shall have received such supplemented Prospectus pursuant to this Section 2(h).

(i)                                     Not later than the effective date of the Shelf Registration Statement, the Company will provide to the Trustee CUSIP numbers for the Debentures and the Underlying Common Stock registered under the Shelf Registration Statement, and provide the Trustee with printed certificates, free of any restrictive legends, for the Debentures, in a form eligible for deposit with The Depository Trust Company.

(j)                                     The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(k)                                  The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”) in a timely manner and containing such changes, if any, as shall be necessary for such qualification.  In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(l)                                     The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.  After the Shelf Registration Statement has become effective, the Company shall (A) at the end of each fiscal quarter in which information regarding a Holder whose Securities are not registered is delivered to the Company, prepare and file with the Commission (x) a supplement to the Prospectus following such fiscal quarter or, if required by applicable law, a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement, in each case as promptly as practicable after the filing of the Form 10-K or Form 10-Q, as applicable, of the Company following such fiscal quarter and (y) any other document required by applicable law, so that the Holder is named as a selling securityholder in a Shelf Registration Statement and is permitted to deliver the Prospectus to purchasers of such Holder’s Securities in accordance with applicable law, and (B) if the Company shall file a post-effective amendment to the Shelf Registration Statement, or an additional Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment or such additional Shelf Registration Statement to become effective under the Securities Act as promptly as is practicable.

(m)                               The Company shall enter into such customary agreements (including, if requested in connection with an Underwritten Offering, as defined below, an underwriting agreement in customary form) and take all such other actions, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Securities pursuant to the Shelf Registration.

(n)                                 In connection with an underwritten offering for the resale of Securities representing at least $25 million (an “Underwritten Offering”) , the Company shall (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, and use its reasonable best efforts to cause the Company’s accountants and auditors, to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchaser by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof.

(o)                                 In connection with an Underwritten Offering, the Company, if requested by the managing underwriter(s) of such Underwritten Offering, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such managing underwriter(s) and, upon the request of a Holder of Securities covered by the Shelf Registration Statement, such Holder, and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion may contain customary assumptions, qualifications and exceptions and may include, without limitation, the good standing of the Company and certain of its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(m) hereof; the due authorization, execution, and issuance, and the validity and enforceability, of the Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the Securities, or any agreement of the type referred to in Section 2(m) hereof; the material compliance as to form of the Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration

Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such incorporated documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act of 1934, as amended (the “Exchange Act”)); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by such managing underwriter(s) and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement, to provide to such managing underwriter(s) and, upon the request of a Holder of Securities covered by the Shelf Registration Statement, such Holder, a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(p)                                 In connection with an Underwritten Offering, the Company will use its reasonable best efforts to (a) if the Debentures have been rated prior to the initial sale of such Debentures, confirm such ratings will apply to the Securities covered by a Shelf Registration Statement, or (b) if the Debentures were not previously rated, cause the Securities covered by a Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by holders of a majority in aggregate principal amount of Securities covered by the Shelf Registration Statement, or by the managing underwriters, if any.

(q)                                 In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the National Association of Securities Dealers, Inc. (“NASD”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(r)                                    The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Shelf Registration Statement contemplated hereby.

3.                                       Registration Expenses.  (a)  All expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including without limitation;

(i)                                     all registration and filing fees and expenses;

(ii)                                  all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii)                               all expenses of printing (including printing certificates for the Securities to be issued and printing of Prospectuses), messenger and delivery services;

(iv)                              all fees and disbursements of counsel for the Company;

(v)                                 all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi)                              all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

(b)                                 In connection with the Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchaser and the Holders of Securities covered by the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, designated by the Holders of a majority in principal amount of the Securities covered by the Shelf Registration Statement (provided that Holders of Underlying Common Stock issued upon the conversion of the Debentures shall be deemed to be Holders of the aggregate principal amount of Debentures from which such Underlying Common Stock was converted) to act as counsel for the Holders in connection therewith.

4.                                       Indemnification.  (a)  The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder, and such controlling persons are referred to collectively as the “Holder Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Holder Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Holder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Holder Indemnified Party.  The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders, in which case the provisions of this Section 4 shall apply to any such persons to the same extent as provided herein with respect to Holder.

(b)                                 Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively, the “Company Indemnified Parties,” and together with the Holder Indemnified Parties, the “Indemnified Parties”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which any such Company Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

(c)                                  Promptly after receipt by an Indemnified Party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any Indemnified Party, and such Indemnified Party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof.  No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)                                 If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding any other provision of this Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (d), each person, if any, who controls such Indemnified Party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Indemnified Party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e)                                  The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

5.                                       Additional Interest and Additional Amounts Under Certain Circumstances.  (a)  (a)  Additional interest as specified in this Section 5 (the “Additional Interest”) with respect to the Debentures and additional amounts as specified in this Section 5 (the “Additional Amounts”) with respect to Underlying Common Stock issued upon conversion of Debentures shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a “Registration Default”):

(i)                                     the Shelf Registration Statement has not been filed with the Commission by the 100th day after the first date of original issuance of the Debentures;

(ii)                                  the Shelf Registration Statement has not been declared effective by the Commission by the 180th day after the first date of original issue of the Debentures;

(iii)                               the Shelf Registration Statement is declared effective by the Commission but (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the Prospectus ceases to be lawfully delivered by Holders in connection with resales of Transfer Restricted Securities (as defined below) during the periods specified herein because either (1) any event occurs as a result of which the Prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder; or

(iv)                              the Company has failed to timely comply with any of its obligations set forth in Section 2(l) hereof.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

Additional Interest shall accrue on the Debentures over and above the interest set forth in the title of the Debentures from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum (the “Additional Interest Rate”) and Additional Amounts shall accumulate on any Underlying Common Stock issued upon conversion of Debentures at an equivalent rate (the “Additional Amounts Rate”).

(b)                                 After the effectiveness of the initial Shelf Registration Statement, the Company may suspend the availability of any Shelf Registration Statement and the use of any prospectus by written notice to the Holders for a period or periods not to exceed an aggregate of 45 calendar days in any 90-calendar day period, and not to exceed 90 calendar days in any twelve-month period (each such period, a “Deferral Period”) without incurring Additional Interest or Additional Amounts if:

(i)                                     an event has occurred and is continuing as a result of which the Shelf Registration Statement would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(ii)                                  the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the Company and its subsidiaries taken as a whole and is not otherwise then required by law to be disclosed;

provided, that in the event the disclosure relates to a proposed or pending material business transaction that is previously not disclosed publicly, the disclosure of which would, in the Company’s judgment, impede the Company’s ability to consummate such transaction, the Company may extend a Deferral Period from 45 calendar days to 60 calendar days in any 90-day calendar day period without incurring Additional Interest or Additional Amounts; provided, however, that any such extension of a Deferral Period shall be included in calculating the 90 calendar days referred to above.

(c)                                  Any amounts of Additional Interest due on the Debentures pursuant to Section 5(a) will be payable in cash on the regular interest payment dates with respect to the Debentures.  Any Additional Amounts due on Underlying Common Stock issued upon conversion of Debentures pursuant to Section 5(a) will be payable in cash on any regular dividend payment date or if no dividend is otherwise payable on Underlying Common Stock, on the regular interest payment dates with respect to the Debentures.  With respect to the Debentures, the amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Debentures, further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.  With respect to Underlying Common Stock issued upon conversion of Debentures, the Additional Amounts payable per share of Underlying Common Stock will be determined by multiplying the applicable Additional Amounts Rate by the Applicable Conversion Price, further multiplied by a fraction, the numerator of which is the number of days such Additional Amounts Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d)                                 “Transfer Restricted Securities” means the Debentures until such Debentures have been converted into the Underlying Common Stock and, at all times subsequent to any such conversion, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security the earliest of (i) its resale in accordance with the Shelf Registration Statement, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) to a sale by a non-affiliate of the Company, and (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act.

(e)                                  Applicable Conversion Price” means, as of any date of determination, $1,000 divided by the Conversion Rate (as defined in the Indenture) then in effect as of the date of determination or, if no Debentures are then outstanding, the Conversion Rate that would have been in effect were the Debentures then outstanding.

6.                                       Rules 144 and 144A.  The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A.  The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)).  The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchaser upon request.  Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.  Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

7.                                       Underwritten Registrations.  If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering; provided that holders of Underlying Common Stock issued upon conversion of the Debentures shall not be deemed holders of Underlying Common Stock, but shall be deemed to be holders of the aggregate principal amount of Debentures from which such Underlying Common Stock was converted.

No person may participate in any underwritten offering hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.                                       Miscellaneous.

(a)                                  Remedies.  The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 1 hereof.  The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c)                                  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents (provided that holders of Underlying Common Stock issued upon conversion of Debentures shall not be deemed holders of Underlying Common Stock, but shall be deemed to be holders of the aggregate principal amount of Debentures from which such Underlying Common Stock was converted).  Without the consent of the Holder of each Initial Security, however, no modification may change the provisions relating to the payment of Additional Interest.

(d)                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1)                                  if to a Holder of the Securities, to the Trustee for the benefit of such Holder or, if applicable, at the most current address given by such Holder to the Company.

(2)                                  if to the Initial Purchaser;

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010-3629
Fax No.:  (212) 325-4296
Attention:  IBD Legal Department

with a copy to:

Vinson & Elkins L.L.P.
666 Fifth Avenue
New York, New York  10103
Attn:  Allan D. Reiss

(3)                                  if to the Company, at its address as follows:

SEACOR Holdings Inc.
460 Park Avenue, 12th Floor
New York, New York  10022

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153
Attn:  Rod D. Miller

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(e)                                  Third Party Beneficiaries.  The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(f)                                    Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns.

(g)                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

By the execution and delivery of this Agreement, the Company submits to the nonexclusive jurisdiction of any federal or state court in the State of New York.

(j)                                     Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)                                  Securities Held by the Company.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

Very truly yours,

SEACOR Holdings Inc.

By:	/s/ Randall Blank
Name:
Title:

[Signature Page to Registration Rights Agreement]

The foregoing Registration

Rights Agreement is hereby confirmed

and accepted as of the date first

above written.

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ Rome Arnold
Name: Rome Arnold
Title: Managing Director

[Signature Page to Registration Rights Agreement]